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                                                                    Exhibit 23.2






CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report on OxyVinyls, LP consolidated financial statements as of December 31, 2001 and 2000, and for the year ended December 31, 2001 and 2000, and for the period from April 30 ,1999 through December 31, 1999, included in this Form 10-K into PolyOne Corporation's previously filed Registration Statement File Nos. 333-47796 and 333-48002.

/s/ Arthur Andersen LLP

Dallas, Texas
March 29, 2002